Exhibit 10.3

EXECUTION VERSION

AMRYT PHARMA PLC

HIGHBRIDGE MSF INTERNATIONAL LTD.

HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, L.P.

1992 TACTICAL CREDIT MASTER FUND, L.P.

ATHYRIUM OPPORTUNITIES II ACQUISITION 2 LP

ATHYRIUM OPPORTUNITIES III ACQUISITION 2 LP

WHITEBOX RELATIVE VALUE PARTNERS, LP WHITEBOX GT FUND, LP

WHITEBOX MULTI-STRATEGY PARTNERS, LP PANDORA SELECT PARTNERS, LP

NINETEEN77 GLOBAL MULTI-STRATEGY ALPHA MASTER LIMITED

AND

NINETEEN77 GLOBAL CONVERTIBLE BOND MASTER LIMITED

BACKSTOP SUBSCRIPTION AGREEMENT

99 Bishopsgate

London

EC2M3XF

www.1w.com

This Agreement (the “Agreement”) is made on July 10, 2019

BETWEEN

(1)
AMRYT PHARMA PLC, a company incorporated in England and Wales with the registered number 05316808 and registered address at Dept 920a 196 High Road, Wood Green, London, England, N22 8HH (the “Company”);

(2)
HIGHBRIDGE MSF INTERNATIONAL LTD., an exempted company incorporated under the laws of the Cayman Islands with registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1101, Cayman Islands (“MSF”);

(3)
HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, L.P., an exempted limited partnership formed under the laws of the Cayman Islands and registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1101, Cayman Islands (“SCF”);

(4)
1992 TACTICAL CREDIT MASTER FUND, L.P., an exempted limited partnership organized under the laws of the Cayman Islands and registered office at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1101, Cayman Islands (“TCF”, and together with MSF and SCF, “Highbridge”);

(5)	ATHYRIUM OPPORTUNITIES II ACQUISITION 2 LP, a limited partnership whose registered address is at 251 Little Falls Drive Wilmington, DE 19808-1674 (“Athyrium II”);

(6)
ATHYRIUM OPPORTUNITIES III ACQUISITION 2 LP, a limited partnership whose registered address is at 251 Little Falls Drive Wilmington, DE 19808-1674 (“Athyrium III”, and together with Athyrium III, “Athyrium”);

(7)	WHITEBOX RELATIVE VALUE PARTNERS, LP, a limited partnership whose registered address is at Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands VG1110 (“Whitebox Relative”);

(8)	WIDTEBOX GT FUND, LP, a limited partnership whose registered address is at 251 Little Falls Drive, Wilmington, DE 19808 (“Whitebox GT”);

(9)	WHITEBOX MULTI-STRATEGY PARTNERS, LP, a limited partnership whose registered address is at Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands VG1110 (“Whitebox Multi-Strategy”);

(10)
PANDORA SELECT PARTNERS, LP, a limited partnership whose registered address is at Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands VG1110 (“Pandora”, and together with Whitebox Relative, Whitebox GT and Whitebox Multi-Strategy, “Whitebox”);

(11)
NINETEEN77 GLOBAL MULTI-STRATEGY ALPHA MASTER LIMITED, an exempted company incorporated under the laws of the Cayman Islands whose registered office address is at c/o Maples Corporate Services Limited, Ugland House, PO Box 309, Grand Cayman, KY1-1104, Cayman Islands (“Nineteen Multi-Strategy”); and

(12)
NINETEEN77 GLOBAL CONVERTIBLE BOND MASTER LIMITED, an exempted company incorporated under the laws of the Cayman Islands whose registered office address is at c/o Maples Corporate Services Limited, Ugland House, PO Box 309, Grand Cayman, KY1-1104, Cayman Islands (“Nineteen Bond,” and together with Nineteen Multi-Strategy, “O’Connor”).

WHEREAS

(A)
The Company was incorporated on 20 December 2004 and its shares are admitted to trading on AIM, a market operated by the London Stock Exchange plc (“AIM”) and the Euronext Growth Market, a market operated by Euronext Dublin (“Euronext”).

(B)
The Company has entered into a restructuring support agreement (the “RSA”) and a plan funding agreement (the “Plan Funding Agreement”) pursuant to which, among others, it proposes to acquire the entire share capital of Aegerion Pharmaceuticals, Inc. (“Aegerion”).

(C)
The Company proposes to effect a scheme of arrangement under Part 26 of the Companies Act pursuant to which the holders of Ordinary Shares (the “Company Shareholders”) and the holders of options or warrants over Ordinary Shares (the “Company Options”) (and the holders of the Company Options, the “Company Optionholders”) will exchange the Ordinary Shares held by such Company Shareholders (and the Company Options held by such Company Optionholders) for new ordinary shares (or new options or warrants over such ordinary shares) issued by a newly incorporated company (“New Amryt TopCo”), together with one (1) CVR security for each Company Share (or Company Option), whereupon the Company shall procure that the rights and obligations of the Company under this Agreement shall be assumed by New Amryt TopCo (such scheme of arrangement, the “Scheme”).

(D)
In accordance with the RSA and subject to the terms and conditions set out in this Agreement, the Company proposes to raise $60 million (the “Capital Raise Amount”) by way of an offer of Ordinary Shares to Investors and Creditors at the Placing Price (the “Capital Raise”).

(E)	Pursuant to the terms of the Capital Raise:

(i)
the Creditor Placing Shares will be offered by the Company to the Creditors for an aggregate subscription price of $42 million at the Placing Price, and each Creditor will have the right, but not the obligation, to subscribe, for its pro rata share of the Creditor Placing Shares. To the extent that any Creditor Placing Shares remain unsubscribed, first, each Investor as determined by the Company may elect to subscribe for any unsubscribed Creditor Placing Shares and thereafter, to the extent that any Creditor Placing Shares remain unsubscribed, each Creditor who has previously subscribed for the Creditor Placing Shares will have the right, but not the obligation, to subscribe, for its pro rata share of the remaining Creditor Placing Shares (the “Creditor Placing”). To the extent that a subscription for Creditor Placing Shares by a Creditor is, or is deemed to be, an offer to purchase such Creditor Placing Shares and not an acceptance of an offer by the Company to purchase such Creditor Placing Shares, the Company agrees (1) to not unreasonably reject such offer/subscription and, in any event, (2) to treat each Creditor that offers to purchase Creditor Placing Shares, and each offer/subscription therefor, equally in all material respects; and

(ii)	the Investor Placing Shares will be offered by the Company to the Investors for an aggregate subscription price of $18 million at the Placing Price (the “Investor Placing”).

(F)	Each Back Stop Party will subscribe for, and the Company will allot and issue to each Back Stop Party, any Remaining Shares, if:

(i)	the Creditor Placing has not been fully subscribed (as described in Recital (E)(i)); and

(ii)	the Investor Placing has not been fully subscribed (as described in Recital (E)(ii)),

on such terms, in such proportions, and in such manner, as prescribed in this Agreement.

(G)	An application will be made by the Company for all of the Placing Shares to be admitted to trading on AIM and Euronext.

IT IS AGREED THAT:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement (including the Recitals hereto), in addition to expressions already defined, the following expressions shall have the meanings set out below.

“Accredited Investors” has the meaning specified in Rule 501(a) of Regulation D under the Securities Act;

“Admission” means the admission of the Placing Shares to trading on AIM and Euronext becoming effective as provided under the AIM Rules and the Euronext Rules respectively;

“Affiliate” has the meaning specified in Rule 501(b) of Regulation D under the Securities Act;

“AIM” has the meaning set out in Recital (A);

“AIM Rules” means the rules and guidance notes for AIM Companies issued by the LSE from time to time related to AIM traded securities and the operation of AIM;

“Applications” means the applications made by (or on behalf of) the Company for Admission in the form prescribed by the LSE and the Euronext;

“Articles of Association” means the articles of association of the Company from time to time;

“Average USD to GBP Exchange Rate” means the average closing USD to GBP exchange rate as derived from the Bloomberg Composite Rate (taken each day as at 4 pm London time) over the five (5) Business Days falling immediately prior to the date of this Agreement;

“Back Stop Party” means each of MSF, TCF, Athyrium II, Athyrium III, Whitebox Relative, Whitebox GT, Whitebox Multi-Strategy, Pandora, Nineteen77 Multi-Strategy and Nineteen Bond, and collectively, the “Back Stop Parties”;

“Board” means the board of directors of the Company from time to time;

“Business Day” means any day other than a Saturday, Sunday or bank or public holiday in New York, London or Dublin;

“Capital Raise” has the meaning set out in Recital (D);

“Capital Raise Amount” has the meaning set out in Recital (D);

“Companies Act” means the Companies Act 2006;

“Company Options / Warrants” means any options or warrants issued by the Company which entitle the holder thereof to require the issuance of any Ordinary Shares by the Company on exercise of such options or warrants by the holder in accordance with the terms thereof;

“Company Warranties” means the warranties given by the Company pursuant to Clause 6;

“Conditions” has the meaning given in Clause 2.1;

“Creditors” means the publicly traded ultimate parent of Aegerion and, subject to all applicable regulatory restrictions and securities laws in any applicable jurisdiction, certain unsecured creditors of Aegerion;

“Creditor Placing” has the meaning set out in Recital (E)(i);

“Creditor Placing Shares” means Ordinary Shares offered pursuant to the Creditor Placing for an aggregate subscription price of $42 million;

“CREST” means the system for the paperless settlement of trades in securities and the holding of securities in uncertificated form of which Euroclear is the Operator (as defined in the CREST Regulations);

“CREST Regulations” means the Uncertificated Securities Regulations 2001 (SI 2001 No 3755), as amended;

“CVR Instrument” means the deed poll in the agreed form to be entered into by New Amryt TopCo constituting the CVR securities to be issued to the Company Shareholders and the Company Optionholders;

“Employee Share Option Plan” means the Company’s Employee Share Option Plan, as adopted 18 April 2016 and as amended 25 May 2017;

“Encumbrance” means any pledge, charge, lien, mortgage, debenture, hypothecation, security interest, pre-emption right, option, claim, equitable right, power of sale, pledge, retention of title, right of first refusal or other third party right or security interest of any kind or an agreement, arrangement or obligation to create any of the above;

“Euronext Rules” means the Euronext Growth Rules for Companies published by Euronext Dublin from time to time;

“FSMA” means the Financial Services and Markets Act 2000;

“Group” means in relation to each of the Back Stop Parties or the Company, as the context requires, any legal entity or person which from time to time controls, is controlled by or is under common control with that party, and “control”, in relation to a legal entity, means the power of a person to secure that the affairs of the legal entity are conducted in accordance with the wishes of that person (i) by means of the holding of shares, or the possession of voting power, in or in relation to that or any other legal entity; (ii) by means of the ability to direct the business of such legal entity (whether through its board or otherwise); or (iii) by virtue of any powers conferred by the constitutional or corporate documents, or any other document, regulating that or any other legal entity.

“Investor Placing” has the meaning set out in Recital (E)(ii);

“Investor Placing Shares” means Ordinary Shares offered pursuant to the Investor Placing for an aggregate subscription price of $18 million;

“Investors” means such persons (whether existing Company Shareholders or otherwise) as the Company may procure for the purposes of subscribing for the Investor Placing Shares or the unsubscribed portion of the Creditor Placing;

“Long-Stop Date” means the Outside Date as defined in the Plan Funding Agreement or any such later date as may be agreed between the parties in writing;

“LSE” means the London Stock Exchange plc;

“Notification Form” has the meaning set out in Clause 3.2;

“Ordinary Shares” means the ordinary shares in the capital of the Company in issue from time to time;

“Payment Amount” has the meaning given in Clause 3.3;

“Placing Price” means the placing price at which Placing Shares will be offered for subscription calculated in accordance with the following formula:

$60,000,000	x A
Placing Shares

where:

“A” means the Average USD to GBP Exchange Rate;

“Closing Shares” has the meaning given in the Plan Funding Agreement;

“Placing Shares” means such number of Ordinary Shares to be allotted and issued pursuant to the Capital Raise, calculated in accordance with the following formula:

Capital Raise Ownership Percentage x	Pre – Money Shares
(1 – Capital Raise Ownership Percentage)

where:

“Capital Raise Ownership Percentage” is calculated using the following formula:

$60,000,000
(($190,700,000 + $120,000,000) X 0. 8 + $60,000,000)

“Pre-Money Shares” means the number of Ordinary Shares and Company Options and Warrants (other than Company Options issued pursuant to the Employee Share Option Plan) in issue immediately prior to the issue of the Placing Shares, including the Closing Shares;

where, for the avoidance of doubt, the number of Placing Shares shall be equal to the Capital Raise Ownership Percentage (which is approximately 19.4452%) of the sum of: (i) the Pre-Money Shares; and (ii) the Placing Shares.

“Regulation S” means Regulation S under the Securities Act;

“Relevant Percentage” means in the case of MSF, 10.5 per cent., in the case of TCF, 9.8 per cent., in the case of SCF, 5.4 per cent., in the case of Athyrium II, 47 per cent., in the case of Athyrium III, 11 per cent, in the case of Whitebox Relative 1.4 per cent., in the case of Whitebox GT 0.1 per cent., in the case of Whitebox Multi-Strategy 1.4 per cent., in the case of Pandora 0.6 per cent., in the case of Nineteen Multi-Strategy 12.3 per cent., and in the case of Nineteen Bond, 0.5 per cent.;

“Remaining Creditor Placing Shares” means such number of Creditor Placing Shares that have not been subscribed for pursuant to the Creditor Placing;

“Remaining Investor Placing Shares” means such number of Investor Placing Shares that have not been subscribed for pursuant to the Investor Placing;

“Remaining Shares” means the Remaining Investor Placing Shares and the Remaining Creditor Placing Shares;

“Scheme Document” means the document to be sent to the Company Shareholders containing, amongst other things, the Scheme and the notices convening the meetings of the the Company Shareholders to consider and, if thought fit, approve the Scheme;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Subscription Date” means the date given for the allotment and issue of the Remaining Shares as notified to each Back Stop Party by the Company in the Notification Form, provided that this date shall be no earlier than two (2) Business Days following the date of the Notification Form; and

“Takeover Code” means the UK City Code on Takeovers and Mergers;

“United States” has the meaning assigned thereto in Regulation S under the Securities Act.

1.2
References in this Agreement to any act, statute or statutory provision include references to any such provision as amended, re-enacted or replaced from time to time and any former statutory provision replaced (with or without modification) by the provision referred to.

1.3	References in this Agreement to the singular include references to the plural and vice versa and references to any gender shall include references to all other genders.

1.4	Headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement or any part thereof.

1.5	The expressions “subsidiary” shall have the meaning given by the Companies Act and the expression “subsidiary” shall be deemed to include “subsidiary undertakings” as defined by the Companies Act.

1.6	References to “$” or “US Dollars” are to the lawful currency of the United States.

1.7	References to “£” are to the lawful currency of the United Kingdom.

2.	CONDITIONS

2.1	The obligations of each Back Stop Party under this Agreement are in all respects conditional on the satisfaction (or waiver, as the case may be) of the following (the “Conditions”):

(a)
the Applications and all other documents required to be submitted with the Applications, being delivered to the LSE and Euronext Dublin respectively, no later than 8.00 am (London time) two (2) Business Days prior to the Subscription Date;

(b)	Admission becoming effective by no later than 8.00 a.m. (London time) on the Subscription Date;

(c)	the rights attaching to the Ordinary Shares under the articles of association of the Company as at the date of execution of the RSA not having been altered in any respect;

(d)	the approval of the “Rule 9 whitewash waiver” shareholder resolution (the “whitewash Resolution”) by the independent Company Shareholders for the purposes of the Takeover Code;

(e)	resolutions of the Company’s shareholders having been passed to authorise and approve the issue and allotment of the Placing Shares pursuant to the terms of this Agreement;

(f)	the Company having fully performed its material obligations under this Agreement in all respects to the extent that such obligations are to be performed prior to Admission;

(g)
none of the Company Warranties being untrue or inaccurate or misleading in any respect at any time between the date of this Agreement and Admission and no fact or circumstance having arisen which would render any of the Company Warranties untrue or inaccurate or misleading if repeated as at Admission;

(h)
with respect to the Chapter 11 bankruptcy case for Aegerion, there having been entered a final order confirming the plan of reorganisation filed in such case (the “Plan”), in form and substance reasonably satisfactory to the Back Stop Parties and to the Company (in each case acting in good faith) and the “Effective Date”, as set forth in the Plan, having occurred, and all conditions precedent to the occurrence of such Effective Date having been satisfied (or waived by the Backstop Parties).

2.2	The Back Stop Parties, acting unanimously and in their sole discretion, may waive in whole or in part all or any of the Conditions by notice in writing given to the Company.

2.3	If any of the Conditions is not fulfilled or waived on or before the Long-Stop Date, the Back Stop Parties shall be entitled to treat this Agreement as terminated on the basis set out in Clause 9.

3.          BACKSTOP SUBSCRIPTION OBLIGATION

3.1
Each Back Stop Party hereby severally, and neither jointly, nor jointly and severally, undertakes to the Company to subscribe for itself (in its own name or as it may direct, provided that the subscription is compliant with the Whitewash Resolution) its Relevant Percentage of: (a) the Remaining Creditor Placing Shares; and (b) the Remaining Investor Placing Shares, in each case, at the Placing Price.

3.2
The Company shall notify each Back Stop Party of the number of Remaining Shares that they are required to subscribe for and the Subscription Date by giving notice in writing to the Back Stop Parties in the form appended hereto in the Schedule (the “Notification Form”), such Notification Form to be served not later than two (2) Business Days prior to the Subscription Date, and each Back Stop Party shall subscribe for such number of Securities in accordance with Clause 3.4.

3.3
Subject to Clause 4.2, if the Company requires the Back Stop Parties to subscribe for any Remaining Shares and delivers a Notification Form in accordance with Clause 3.2, each Back Stop Party shall pay to the Company an amount equal to the Placing Price multiplied by the number of Remaining Shares subscribed by such Back Stop Party in accordance with Clause 3.4 (the “Payment Amount”).

3.4
On the Subscription Date, each Back Stop Party shall subscribe for, and the Company shall allot and issue to the Back Stop Party with such rights as set out in the Articles of Association, fully paid, such number of Remaining Shares as is notified in the Notification Form, provided that the maximum number of Remaining Shares to be subscribed for by each Back Stop Party shall be subject to the limits set out in Clause 3.1.

3.5
Subject to clause 4.2, on the Subscription Date: (a) the Company shall procure that the Remaining Shares subscribed by each Back Stop Party are credited to the CREST stock accounts (or depositary accounts) notified by the Back Stop Parties in writing to the Company no later than one (1) Business Day prior to the Subscription Date; and (b) each Back Stop Party undertakes to pay in cash to the Company their respective Payment Amount.

3.6	Settlement of the issue of the Remaining Shares shall be performed on a delivery versus payment (DVP) basis.

4.	FEE

4.1
In consideration of the undertakings given herein by the Back Stop Patties and conditional upon the subscription for the Placing Shares occurring on the Subscription Date, the Company shall pay to the Back Stop Parties by way of commission a fee equal to five (5) per cent. of the Capital Raise in an aggregate amount of $3,000,000 (the “Fee”). The Fee payable under this Clause 4.1 shall be paid in cash in same day available funds on or before the Subscription Date or, if there are no Remaining Shares, the Effective Date (as defined in the Plan Funding Agreement). The Fee shall be allocated and paid by the Company to each of the Back Stop Parties in accordance with each Back Stop Party’s Relevant Percentage.

4.2
Without prejudice to their right to receive the Fee directly from the Company, the Back Stop Parties shall be entitled and are authorised to deduct some or all of the amounts due and payable pursuant to Clause 4.1 from the Payment Amount payable under Clause 3.3, if the Company has not paid such amounts prior to the date on which each Back Stop Party is required to make such payment.

5.	BACK STOP PARTY WARRANTIES

5.1	Each Back Stop Party severally, and not jointly, or jointly and severally, hereby warrants and undertakes to the Company on the date of this Agreement and on the Subscription Date that:

(a)	it is an Accredited Investor;

(b)
this Agreement has been duly authorised, executed and delivered by the Back Stop Party and constitutes a valid and legally binding agreement of the Back Stop Party enforceable against the Back Stop Patty in accordance with its terms; and

(c)
it is authorised and entitled to subscribe for the Remaining Shares under the laws of all relevant jurisdictions that apply to it, has complied and will fully comply with all such laws, and has obtained all applicable consents which may be required, in relation to the subscription of the Remaining Shares.

6.	COMPANY WARRANTIES

6.1	The Company hereby warrants and undertakes to the Back Stop Patties on the date of this Agreement and on the Subscription Date that:

(a)	the Company is a company duly incorporated and validly existing under the laws of England and Wales;

(b)
this Agreement has been duly authorised, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms;

(c)
save for the Conditions referred to at Clauses 2.1(a) to (e), the execution, delivery and performance by the Company of its obligations under this Agreement will not require the Company to obtain any consent, waiver or approval of, or give any notice to or make any registration or filing with, any governmental, regulatory, other authority or other person which has not been obtained or made at the date of this Agreement on a basis both unconditional and which cannot be revoked;

(d)
the Remaining Shares will, when issued, have been validly authorised and issued, and, following payment of the Payment Amount (less any amounts deducted under Clause 4.2), be fully paid up and no further amounts will be payable to the Company in respect of their issue; and

(e)
when issued, there will be no Encumbrance on, over or affecting any of the Remaining Shares nor will there be any commitment by it to give or create any such Encumbrance, and, so far as the Company is aware, no person has claimed to be entitled to any such Encumbrance.

6.2
Any warranties and representations given by the Company to the Investors and/or the Creditors as part of the Capital Raise shall also be deemed given to the Back Stop Parties mutatis mutandis in relation to the subscription of the Remaining Shares on the date of this Agreement and on the Subscription Date.

7.	THIRD PARTY RIGHTS

7.1
Any person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that act.

8.	NOTICES

8.1
All notices given hereunder shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it by hand or sending it by pre-paid envelope by recorded delivery or registered post or by email to the party due to receive it, at its address or email address set out in this Agreement or to such other address or email address as are last notified in writing to the parties.

The Companv:

Amryt Pharma plc
90 Harcourt Street
Dublin 2
Ireland

For attention of: Joe Wiley

Email: joe.wiley@amrytpharma.com

With a copy to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York
NY 10166

For the attention of: George P.Stamas, Esq.; William B. Sorabella, Esq.; Robert Klyman, Esq.; and Mathhew J. Williams, Esq.

Email: GStamas@gibsondunn.com; WSorabella@gibsondunn.com;
RKlyman@gibsondunn.com; and MJWilliams@gibsondunn.com

Highbridge

Highbridge Capital Management LLC
40 W 57th St # E
New York, NY 10019
United States of America

For attention of: Damon Meyer and Jonathan Segal
Email: Damon.Meyer@highbridge.com; and Jonathan.Segal@highbridge.com

Athyrium

Athyrium Capital Management, LP
530 5th Ave,
New York, NY 10036

For attention of: Hondo Sen and Samuel Helfaer
Email: hsen@,athyrium.com; and SHelfaer@athyrium.com

Whitebox

Whitebox Advisors LLC
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416

For attention of: Ruth Andrews Scott Specken
Email: Aruth@whiteboxadvisors.com; and SSpecken@whiteboxadvisors.com

O’Connor

UBS O’Connor LLC
UBS Tower
1 North Wacker Drive, 32nd Floor
Chicago, IL 60606

For attention of: Andy Martin and Andrew Hollenbeck
Email: andy.martin@ubs.com; and andrew.hollenbeck@ubs.com

8.2
Such notice shall be deemed served, if delivered by hand, at the time of delivery, in the case of recorded delivery or registered post, two Business Days after posting, or if sent by email, at the time of transmission, provided in each case that the time of deemed service shall be a Business Day failing which the time of deemed service shall be the commencement of the next Business Day.

8.3	In proving service of any notice it shall be sufficient to prove:

(a)	in the case of a letter, that the letter was delivered by hand or was properly stamped and addressed and sent by recorded delivery or registered post; and

(b)	in the case of an email, that it was duly transmitted provided the sender obtains confirmation of transmission.

9.	TERMINATION

9.1	This Agreement will terminate upon the earlier of:

(a)
if the Conditions have not been fulfilled (or waived, as the case may be) by the Long-Stop Date, by either the Company or the Back Stop Parties giving notice in writing to the other parties on or after the Long-Stop Date;

(b)	the termination of the RSA, other than any termination solely on account of the action or inaction of the Back Stop Parties in violation of the RSA; and

(c)	the mutual written agreement between the Company, Highbridge, Athyrium, Whitebox, and O’Connor,

subject to the rights of the parties accrued at the date of such termination, which rights shall remain in force; provided, however, that the provisions of Clauses 6.2, 8, 9, 11, and 12 shall survive the termination of this Agreement.

9.2
In the event of termination under this Clause 9, all offers to subscribe any Remaining Shares shall be cancelled, and the Company shall have no obligation to issue and deliver, and the Back Stop Parties shall have no obligation to subscribe for, any Remaining Shares.

9.3	No party shall have any right to rescind this Agreement and the only termination rights shall be those set out in Clause 9.1.

10.	MISCELLANEOUS

10.1	Time shall be of the essence of this Agreement with respect to all dates and time periods set forth or referred to in this Agreement.

10.2
No party to this Agreement may assign any of their respective rights under this Agreement to a party which is not a member of its Group without the prior written consent of the other parties. This Agreement shall be binding on and enure for the benefit of each parties’ successors in title. No provision of this Agreement may be varied without the prior written consent of all parties to this Agreement.

10.3
At any time after the date of this Agreement, each party shall, and shall use reasonable endeavours to procure that any necessary third party shall at the cost of that party, execute all such documents and do all such acts and things as the other party may reasonably require for the purpose of giving full effect to the provisions of this Agreement.

10.4
All payments by the Company under this Agreement shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes.

10.5
All of the obligations of the Back Stop Parties under this Agreement are several and not joint or joint and several and none of the Back Stop Parties shall have any obligation or liability to any Party or any other person as a result of any failure or breach of the obligations of any other such person under this Agreement.

10.6
The Back Stop Parties irrevocably appoint GLAS Agency of 45 Ludgate Hill, London EC4M 7JU (Attention: Paul Cattennole, TES@glas.agency, +44 20 3597 2940) as their agent to receive on their behalf in England or Wales service of any proceedings under Clause 12.2. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Back Stop Parties) and shall be valid until such time as New Amryt Topco has received prior written notice that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England or Wales, the Back Stop Parties shall forthwith appoint a substitute acceptable to the Back Stop Parties and deliver to New Amryt Topco the new agent’s name and address within England and Wales.

10.7
The parties acknowledge and agree that on and from the effectiveness of the Scheme, New Amryt TopCo shall assume all rights and obligations of the Company hereunder, and shall be substituted for the Company as a party to this Agreement for all purposes hereunder, mutatis mutandis. The parties shall, and the Company shall procure that New Amryt TopCo shall, enter into all such agreements and execute all such further contracts as are required to give effect to this Clause 10.7. Any references in this Agreement to the Company Shareholders, the Company and its corporate details or place of incorporation shall be construed accordingly.

10.8
If any ruling is made by the UK Panel on Takeovers and Mergers (the “Panel”) that any provision of this Agreement is not permitted by the Takeover Code, such provision shall be given no effect. The parties shall use reasonable efforts to replace such provision with a valid and enforceable provision which is acceptable to the Panel and carries out, as closely as possible, the intentions of the patties.

11.	ENTIRE AGREEMENT

11.1	This Agreement, and any other agreement entered into in connection with this Agreement, constitute the entire and only agreements between the parties relating to the subject matter of this Agreement.

11.2
If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, such provision or relevant part shall be deemed not to form part of this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.

12.	APPLICABLE LAW

12.1	This Agreement shall be governed by and construed in accordance with English law.

12.2
Each of the parties hereby submits to the non-exclusive jurisdiction of the courts of England and Wales in relation to any matters arising out of this Agreement. This Clause 12 shall be without prejudice to the right of any patty to bring proceedings in any other jurisdiction for the purpose of enforcement or execution of any judgment or other settlement in any other court.

12.3
Notwithstanding Clause 12.2, each Back Stop Party shall retain the right to join the Company to proceedings in connection with the Capital Raise, the transactions contemplated by this Agreement or any dispute, to which such Back Stop Party is a party, in any other court (or courts) of competent jurisdiction.

IN WITNESS of which the parties have signed this Agreement on the date set out above.

AMRYT PHARMA PLC

By:	/s/ Rory Nealon
Name: Rory Nealon
Title: Director

ATHYRIUM OPPORTUNITIES II ACQUISTION 2 LP

By: Athyrium Opportunities Associates II LP, its general partner

By: Athyrium GP Holdings LLC, its general partner

By:	/s/ Andrew C. Hyman
Name:	Andrew C. Hyman
Title:	Authorized Signatory

ATHYRIUM OPPORTUNITIES III ACQUISTION 2 LP

By: Athyrium Opportunities Associates III LP, its general partner

By: Athyrium Opportunities Associates III GP LLC, its general partner

By:	/s/ Andrew C. Hyman
Name:	Andrew C. Hyman
Title:	Authorized Signatory

HIGHBRIDGE MSF INTERNATIONAL LTD.

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

1992 TACTICAL CREDIT MASTER FUND, L.P.

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

HIGHBRIDGE SCF SPECIAL SITUATIONS SPV, L.P.

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

NINETEEN77 GLOBAL MULTI-STRATEGY ALPHA MASTER LIMITED

By: UBS O’Connor LLC, its investment adviser

By:	/s/ James Del Medico
Name: James Del Medico
Title: Executive Director

By:	/s/ Connor Burke
Name: Connor Burke
Title: Director

NINETEEN77 GLOBAL CONVERTIBLE BOND MASTER LIMITED

By: UBS O’Connor LLC, its investment adviser

By:	/s/ James Del Medico
Name: James Del Medico
Title: Executive Director

By:	/s/ Connor Burke
Name: Connor Burke
Title: Director

WHITEBOX RELATIVE VALUE PARTNERS, LP
By: Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name: Luke Harris
Title: Deputy General Counsel

WHITEBOX GT FUND, LP
By: Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name: Luke Harris
Title: Deputy General Counsel

WHITEBOX MULTI-STRATEGY PARTNERS, LP
By: Whitebox Advisors LLC its investment manager

By:	/s/ Luke Harris
Name: Luke Harris
Title: Deputy General Counsel

PANDORA SELECT PARTNERS, LP
By: Whitebox Advisors LL its investment manager

By:	/s/ Luke Harris
Name: Luke Harris
Title: Deputy General Counsel

SCHEDULE
FORM OF NOTIFICATION FORM

[Back Stop Party]
[Address]

(the “Back Stop Party”, “you”)

[●]

Dear Sirs

We refer to the backstop subscription agreement dated [●] 2019, and any valid amendments thereto, between, inter alia, Amryt Pharma PLC and the Back Stop Party (the “Agreement”).

The Company hereby declares and undertakes in favour of the Back Stop Party that all of the Conditions have been satisfied or validly waived in accordance with the terms of the Agreement.

In accordance with the Agreement, we hereby notify you that you are required to subscribe for [●] Remaining Shares for an aggregate subscription price of $[●], and such Remaining Shares shall be issued to you on [●] (the “Subscription Date”).

Payment for, and the allotment and issue of, the [●] Remaining Shares will be effected in accordance with the provisions of Clauses 3 and 4.2 to the Agreement.

Defined terms used in this letter have the same meaning as set out in the Agreement unless defined herein.

Yours faithfully,

For and on behalf of
AMRYT PHARMA PLC

By:
Name: